UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2008

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729		33729
(Address of principal executive offices)		(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading under Registrant’s Employee Benefits Plans

On December 10, 2008, HSN, Inc. (“HSNi”) sent a notice to its officers and directors informing them of a blackout period with respect to the IAC/InterActiveCorp Retirement Savings Plan, of which HSNi’s current and former employees are still participants (the “Plan”).  This blackout period is being implemented in connection with the changing of trustees and record keepers for the Plan and HSNi’s establishment of its own plan exclusively for HSNi employees and former employees.  During this blackout period, plan participants will be unable to obtain a loan from the Plan, obtain a distribution from the Plan, change existing investment elections or execute a fund transfer.  In addition, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules and regulations, during this blackout period, HSNi’s directors and executive officers will be prohibited from purchasing, selling or otherwise acquiring or transferring any equity securities of HSNi (including derivative securities pertaining to such shares).  The blackout period is expected to last from 4:00 p.m., Eastern Time, on January 8, 2009, and end during the week of January 25, 2009.

A copy of the Notice sent to officers and directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, participants in the Plan, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting James P. Warner, General Counsel, at HSN, Inc., 1 HSN Drive, St. Petersburg, FL  33729, telephone number (727) 872-7451.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Blackout Notice to Directors and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, Inc.

Dated: December 10, 2008	By:	/s/ James P. Warner
James P. Warner,
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Blackout Notice to Directors and Executive Officers